                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF REORGANIZATION

                                     BY AND AMONG

                                    UNICOMP, INC.,

                          SMOKY MOUNTAIN TECHNOLOGIES, INC.,

                                 NOVATEK CORPORATION,

                                  ITS SHAREHOLDERS,

                         SUN AND SKY DEVELOPMENT CORPORATION

                                 AND ITS SHAREHOLDERS


                              DATED:  November 29, 1997

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE 1 MERGER...............................................................1
    1.1  Merger................................................................1
    1.2  Reorganization........................................................2

ARTICLE 2 REPRESENTATIONS AND WARRANTIES CONCERNING SHAREHOLDERS...............2
    2.1  Authority of Shareholders.............................................2
    2.2  No Conflict or Breach.................................................3
    2.3  Share Ownership.......................................................3
    2.4  Brokers...............................................................3
    2.5  Investment............................................................3


ARTICLE 3 REPRESENTATIONS AND WARRANTIES CONCERNING THE MERGING
    CORPORATIONS...............................................................4
    3.1  Organization and Good Standing; Governing Documents...................4
    3.2  Authority.............................................................4
    3.3  No Conflict or Breach.................................................4
    3.4  Consents and Approvals................................................5
    3.5  Capitalization........................................................5
    3.6  Subsidiaries; Investments.............................................5
    3.7  Minute and Stock Transfer Books.......................................5
    3.8  Financial Statements..................................................6
    3.9  Books and ............................................................6
    3.10 Title to Assets; Liens................................................6
    3.11 Real Property.........................................................7
    3.12 Tangible Personal Property............................................8
    3.13 Inventories...........................................................8
    3.14 Contracts.............................................................8
    3.15 Receivables...........................................................9
    3.16 Intellectual Property.................................................8
    3.17 Major Suppliers and Customers........................................10
    3.18 Litigation.....................................................,.....10
    3.19 Compliance with Decrees and Laws.....................................10
    3.20 Permits..............................................................10
    3.21 Taxes................................................................10
    3.22 Environmental Matters................................................11
    3.23 Insurance............................................................11
    3.24 Labor and Employment Matters.........................................11
    3.25 Employee Benefit Plans...............................................12
    3.26 Absence of Certain Changes...........................................12
    3.27 Product Warranties...................................................13

    3.28 Related Party Transactions...........................................13
    3.29 Brokers..............................................................13
    3.30 Names................................................................13
    3.31 Bank Accounts........................................................14
    3.32 Disclosure...........................................................14
    3.33 Year 2000............................................................14

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SMT...............................14
    4.1  Organization and Good Standing.......................................14
    4.2  Authority............................................................15
    4.3  No Conflict or Breach................................................15
    4.4  Governmental Approvals...............................................15
    4.5  Brokers..............................................................15

ARTICLE 5 COVENANTS OF SHAREHOLDERS AND THE MERGING CORPORATIONS..............15
    5.1  Conduct of Business..................................................15
    5.2  Access and Information...............................................16
    5.3  No Other Solicitations...............................................16
    5.4  Employment and Noncompetition Agreements.............................16
    5.5  No Other Solicitations...............................................17

ARTICLE 6 COVENANTS OF SMT AND UNICOMP........................................17
    6.1  Registration of UniComp Shares.......................................17
    6.2  Tax Matters..........................................................17
         (a)  Tax Returns Filed On or Before the Closing Date.................17
         (b)  Tax Periods With Filing Dates On Or After the Closing Date......17
         (c)  Tax Periods Beginning Before and Ending After the Closing Date..17
         (d)  Cooperation on Tax Matters......................................17
    6.3  Audited Financial Statements.........................................18
    6.4  Insurance............................................................18
    6.5  Guaranties...........................................................18

ARTICLE 7 MUTUAL COVENANTS....................................................18
    7.1  Best Efforts.........................................................18
    7.2  Confidentiality......................................................18

ARTICLE 8 INTENTIONALLY OMMITTED..............................................19

ARTICLE 9 INTENTIONALLY OMMITTED..............................................20

ARTICLE 10 CLOSING............................................................21
    10.1 Closing..............................................................21
    10.2 Deliveries by the Merging Corporations and Shareholders..............21
    10.3 Deliveries by SMT....................................................22
    10.4 Further Assurances...................................................22

ARTICLE 11 INDEMNIFICATION....................................................23
    11.1 Indemnification by Shareholders......................................23
    11.2 Indemnification by SMT and UniComp...................................23
    11.3 Notice of Claim......................................................23
    11.4 Defense..............................................................23
    11.5 Time for Claims......................................................24
    11.6 Limitation...........................................................24
    11.7 Maximum Indemnity Amount.............................................24

ARTICLE 12 TERMINATION........................................................24
    12.1 Termination..........................................................24
    12.2 Effect on Obligations................................................25

ARTICLE 13 MISCELLANEOUS......................................................25
    13.1 Survival of Representations..........................................25
    13.2 Expenses.............................................................25
    13.3 Publicity............................................................25
    13.4 Best Efforts.........................................................25
    13.5 Notices..............................................................26
    13.6 Counterparts.........................................................27
    13.7 Assignment...........................................................27
    13.8 Third Party Beneficiaries............................................28
    13.9 Headings.............................................................28
    13.10 Recitals............................................................28
    13.11 Amendments..........................................................28
    13.12 Specific Performance................................................28
    13.13 Governing Law.......................................................28
    13.14 Jurisdiction: Service of Process....................................28
    13.15 Resolution of Disputes..............................................28
    13.16 Remedies............................................................29
    13.17 Severability........................................................29
    13.18 Entire Agreement....................................................29
    13.19 Definition..........................................................29
    13.20 Construction........................................................30

SCHEDULES

Schedule 2.3       Share Ownership
Schedule 3.1       Jurisdictions Where Qualified
Schedule 3.3       Conflicts and Breaches of Agreements
Schedule 3.4       Consents and Approvals
Schedule 3.7       Officers and Directors
Schedule 3.8       Financial Statements
Schedule 3.9       Books and Records
Schedule 3.10      Liens
Schedule 3.11      Real Property
Schedule 3.13      Inventory
Schedule 3.14      Contracts
Schedule 3.15      Receivables
Schedule 3.16      Intellectual Property
Schedule 3.17      Major Suppliers and Customers
Schedule 3.18      Litigation
Schedule 3.19      Compliance with Decrees and Laws
Schedule 3.20      Permits
Schedule 3.21      Taxes
Schedule 3.23      Insurance
Schedule 3.24      Labor and Employment Matters
Schedule 3.25      Employee Benefits
Schedule 3.26      Certain Changes
Schedule 3.27      Product Warranty
Schedule 3.28      Related Party Transactions
Schedule 3.30      Names
Schedule 3.31      Bank Accounts
Schedule 3.33      Year 2000
Schedule 5.4       Employment and Noncompetition Agreements


EXHIBITS

Exhibit A     Form of Employment and Consulting Agreement
Exhibit B     Legal Opinion of Counsel to Shareholders and Novatek
Exhibit C     Legal Opinion of Counsel to UniComp

                         AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (together with all Schedules and Exhibits, this "Agreement"), is entered into as of November 29, 1997, by and among SMOKY MOUNTAIN TECHNOLOGIES, INC., a North Carolina corporation ("SMT"), UNICOMP, INC., a Colorado corporation and the parent corporation of SMT ("UniComp"), NOVATEK CORPORATION, a Delaware corporation ("Novatek"), all shareholders of Novatek (the "Novatek Shareholders"), SUN AND SKY DEVELOPMENT CORPORATION, a Florida corporation ("S&S"), and all shareholders of S&S (the "S&S Shareholders"). Novatek and S&S are sometimes referred to collectively as the "Merging Corporations," and the Novatek Shareholders and S&S Shareholders are referred to collectively as the "Shareholders."


                                 Statement of Purpose


    The parties desire to enter into a transaction in which the Merging Corporations will be merged with and into SMT and all issued and outstanding shares of the capital stock of Novatek (the "Novatek Shares") and all shares of the capital stock of S&S (the "S&S Shares") will be exchanged for shares of the capital stock of UniComp on the terms and conditions set forth in this Agreement.


    THEREFORE, the parties agree as follows:


                                      ARTICLE 1
                                        MERGER

    1.1 Merger. On the Closing date (as defined in Article 10) or as soon thereafter as possible, SMT shall execute and file with the appropriate office of the Secretary of State of North Carolina, the Secretary of State of Delaware and the Secretary of State of Florida Articles of Merger and Certificates of Merger (collectively, the "Articles of Merger"), pursuant to which the Merging Corporations shall be merged with and into SMT (the "Merger"). The Merger shall be effected pursuant to an Agreement and Plan of Merger executed and delivered by SMT, UniComp and the Merging Corporations containing the following terms:

         (a) As of the filing of the Articles of Merger with the office of the Secretary of State of North Carolina (the "Effective Time"), (i) each of the Merging Corporations shall be merged with and into SMT, and the separate legal existence of each of the Merging Corporations shall cease;
    (ii) SMT shall continue as the surviving corporation and shall succeed to all rights, privileges, powers, franchises and properties of each of the Merging Corporations; (iii) the Articles of Incorporation and Bylaws of SMT in effect immediately prior to the Effective Time shall continue as the Articles of Incorporation and Bylaws of SMT after the Effective Time until amended in accordance with their terms and applicable law; and
    (iv) the persons serving as directors and officers of SMT immediately prior to the

    Effective Time shall continue to serve in such capacities after the Effective Time until their removal or resignation in accordance with the Bylaws of SMT and applicable law.

         (b) As of the Effective Time, by virtue of the Merger, (i) the Novatek Shares shall be converted into the right of the Novatek Shareholders to receive at Closing (as defined in Article 10) pro rata in accordance with their ownership of Novatek Shares from UniComp, Seven Hundred Forty Two Thousand, Eight Hundred and Fifty Eight (742,858) unregistered shares of the common stock of UniComp (collectively, the "Novatek-UniComp Shares"), which number represents the shares of UniComp common stock which when multiplied by Eight Dollars and 75/100 ($8.75), the bid price of UniComp common stock reported on the NASDAQ National Market System ("NASDAQ") as of the time of the parties' agreement in principal to effect this transaction, equals Six Million Five Hundred Thousand Dollars ($6,500,000) (the "Novatek Exchange Amount"); and (ii) the S&S Shares shall be converted into the right of the S&S Shareholders to receive at Closing pro rata in accordance with their ownership of S&S Shares from UniComp Forty Five Thousand Eight Hundred and Fifty (45,850) unregistered shares of the common stock of UniComp (the "S&S-UniComp Shares"), which number represents the shares of UniComp common stock which when multiplied by Eight Dollars and 75/100 ($8.75), the bid price of UniComp common stock reported on NASDAQ as of the time of the parties' agreement in principal to effect this transaction equals Four Hundred One Thousand One Hundred Ninety Three and 12/100 Dollars ($401,193.12) (the "S&S Exchange Amount"). The Novatek-UniComp Shares and the S&S-UniComp Shares are referred to collectively as the "UniComp Shares," and the Novatek Exchange Amount and S&S Exchange Amount are referred to collectively as the "Exchange Amount."


    1.2 Reorganization. The parties intend that each transaction contemplated by this Agreement qualify as a forward triangular reorganization under Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended, and the parties shall take all steps reasonably necessary to so qualify the transaction.


                                      ARTICLE 2
                REPRESENTATIONS AND WARRANTIES CONCERNING SHAREHOLDERS


    Each Shareholder represents and warrants to SMT and UniComp, with respect to himself, as follows:


    2.1 Authority of Shareholders. Each Shareholder has full power and authority to execute, deliver and perform this Agreement and the agreements referred to in this Agreement to which such Shareholder is party (the "Ancillary Agreements") and to consummate the transactions contemplated by this Agreement and by the Ancillary Agreements. This Agreement has been duly executed and delivered by each Shareholder, and the Ancillary Agreements, when executed and delivered, will be duly executed and delivered by each such Shareholder, and each such agreement is, or upon execution and delivery will be, a valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms.

    2.2 No Conflict or Breach. The execution, delivery and performance of this Agreement and the Ancillary Agreements do not and will not (a) to the best knowledge of the Merging Corporation and their Executive Officers, conflict with or constitute a violation of any law, statute, judgment or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to any Shareholder, or (b) to the best knowledge of the Merging Corporation and their Executive Officers, constitute or cause a breach or violation of any covenant, agreement or obligation binding upon any Shareholder or affecting any of his properties.

    2.3 Share Ownership. Each Shareholder is the owner, beneficially and of record, of all right, title and interest in and to the number of issued and outstanding Novatek Shares and S&S Shares set forth opposite his name on
Schedule 2.3. Each Shareholder has, and will have at the Closing, good and marketable title to all such shares and the absolute right to sell, assign and transfer the same to SMT, free and clear of all liens, pledges, encumbrances, security interests, options or other restrictions. No Shareholder is party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any of the Novatek Shares or the S&S Shares (other than this Agreement). No Shareholder is party to any voting trust, proxy or other agreement or understanding with respect to any of the Novatek Shares or S&S Shares.

    2.4 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of any Shareholder in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from any Shareholder.

    2.5 Investment. Each Shareholder (a) understands that the offer and sale of the UniComp Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) is acquiring the UniComp Shares solely for his own account for investment purposes and not with a view to the distribution of the UniComp Shares, and will not transfer the UniComp Shares without compliance with all applicable securities laws; (c) is a sophisticated investor with sufficient knowledge and experience in financial, investment and business affairs to permit him to evaluate the merits and risks involved in purchasing the UniComp Shares and is able to bear the economic risk and lack of liquidity inherent in holding the UniComp Shares for an indefinite period of time; and (d) has received information concerning UniComp consisting of the UniComp investment package and has had the opportunity to ask questions of, and receive answers from, UniComp and its representatives concerning the business of UniComp and the terms of the UniComp Shares and to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the UniComp Shares.

                                      ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES CONCERNING
                               THE MERGING CORPORATIONS

    Shareholders and the Merging Corporations, jointly and severally, represent and warrant to SMT and UniComp as follows:

    3.1 Organization and Good Standing; Governing Documents. Novatek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. S&S is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each Merging Corporation has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. To the best knowledge of each Merging Corporation and its Executive Officers, each Merging Corporation is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, and such jurisdictions are listed on
Schedule 3.1. True and complete copies of the Articles of Incorporation and Bylaws of each of the Merging Corporations, including all amendments to such documents, have been provided to SMT.


    3.2 Authority. To the best knowledge of the Merging Corporation and their Executive Officers, each Merging Corporation has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement. To the best knowledge of the Merging Corporation and their Executive Officers, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate and shareholder action on the part of each Merging Corporation. To the best knowledge of the Merging Corporation and their Executive Officers, this Agreement has been duly executed and delivered by each Merging Corporation and constitutes a valid and binding obligation of Novatek, enforceable against Novatek in accordance with its terms.


    3.3 No Conflict or Breach. The execution, delivery and performance of this Agreement do not and will not:



         (a) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of either of the Merging Corporations;

         (b) to the best knowledge of the Merging Corporation and their Executive Officers, conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to either of the Merging Corporations or its assets;

         (c) to the best knowledge of the Merging Corporation and their Executive

    Officers, conflict with, constitute a default under, result in a breach or acceleration of or require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which either of the Merging Corporations is party or by which it is bound or by which its assets are affected other than as set out on Schedule 3.3; or

         (d) to the best knowledge of the Merging Corporation and their Executive Officers, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the assets of either of the Merging Corporations or on the Shares.


    3.4 Consents and Approvals. To the best knowledge of the Merging Corporation and their Executive Officers, Schedule 3.4 describes (a) each consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency, and (b) each consent, approval, authorization of or notice to any other third party, which is required in connection with the valid execution and delivery by Shareholders and each Merging Corporation of this Agreement or the consummation by Shareholders and each Merging Corporation of the transactions contemplated by this Agreement (the items described in clauses (a) and (b), collectively, the "Required Consents").

    3.5 Capitalization. The authorized capital stock of Novatek consists of 1,000 shares, $.01 par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of S&S consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. All of the Shares are validly issued, fully paid and nonassessable, are free from, and were not issued in violation of any, preemptive rights, and are owned of record and beneficially by Shareholders and other individuals in the numbers set forth opposite their respective names on Schedule 2.3. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, right to subscribe, conversion rights or other agreements or commitments to which either Merging Corporation is a party or which are binding upon either Merging Corporation providing for the issuance, disposition or acquisition of any of its capital stock (other than this Agreement). There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to either Merging Corporation. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of either Merging Corporation. Neither Merging Corporation is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock.

    3.6 Subsidiaries; Investments. Neither Merging Corporation owns or holds, or has ever owned or held, any shares of stock or any other security or interest in any other entity, or any rights to acquire any such security or interest.


    3.7 Minute and Stock Transfer Books. To the best knowledge of the Merging Corporation and their Executive Officers and except as set out on Schedule 3.7, the minute books of each Merging Corporation are true, correct, complete and current in all material respects and contain accurate and complete records of all material actions taken by its shareholders, its Board of Directors and each committee of its Board of Directors, and all signatures contained in such minute books are the true signatures of the persons whose signatures they purport to be. The stock transfer books of each Merging Corporation are true, correct, complete and current in all respects. Schedule
3.7 to this Agreement sets forth a true, correct and complete list of the names and titles of all officers and directors of each Merging Corporation.

    3.8  Financial Statements.

         (a) Shareholders and Novatek have previously delivered to SMT true and complete copies of (i) the unaudited balance sheets of Novatek as of December 31, 1996 and 1995 and the related statements of operations, shareholders' equity and cash flows for the fiscal years then ended, and
    (ii) interim unaudited financial reports prepared for each quarter since December 31, 1996. The documents described in clauses (i) and (ii) (collectively, the "Financial Statements") (a) to the best knowledge of the Merging Corporation and their Executive Officers, are in accordance with the books and records of Novatek; (b) to the best knowledge of the Merging Corporation and their Executive Officers and except as set out on
    Schedule 3.8, present fairly the assets, liabilities and financial condition of Novatek as of the respective dates of the Financial Statements, and the results of operations for the periods then ending; and
    (c) to the best knowledge of Novatek and its Executive Officers and except as set out on Schedule 3.8, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

         (b) To the best knowledge of the Merging Corporation and their Executive Officers and except as disclosed on Schedule 3.8, Novatek does not have any liability or obligation, whether accrued, absolute, or contingent that is not reflected or reserved against in the most recent of the Financial Statements, except for those that are not required by generally accepted accounting principles to be included on such financial statements or as set out on Schedule 3.8. To the best knowledge of the Merging Corporation and their Executive Officers, any items of income or expense which are unusual or of a nonrecurring nature are separately disclosed in the Financial Statements.

    3.9 Books and Records. To the best knowledge of the Merging Corporation and their Executive Officers and except as set out on Schedule 3.9, the books and records of each Merging Corporation are true, accurate and complete and, where appropriate, have been maintained in accordance with generally accepted accounting principles applied on a consistent basis. At Closing, all such books and records, including without limitation all tax returns filed by each Merging Corporation will be in the possession of Novatek.

    3.10 Title to Assets; Liens. Each Merging Corporation has good and marketable title to all of the properties and assets (real or personal, tangible or intangible) owned by it (including, without limitation, those properties and assets shown on the most recent of the Financial Statements) and a valid leasehold or other possessory interest in all other properties and assets used, operated or occupied by it, located on its premises or otherwise shown on the most recent of the Financial Statements, except for tangible personal property sold or disposed of in the ordinary course of business of the Merging Corporations and consistent with past practice. To the best knowledge of the Merging Corporation and their Executive Officers, all of the properties and assets of the Merging Corporations (whether real or personal, tangible or intangible, owned, leased or otherwise acquired) are free and clear of any liens, claims, charges, security interests, mortgages, pledges or other encumbrances or restrictions of any nature whatsoever (collectively, "Liens"), other than:

         (a)  Liens for taxes not yet due and payable; and

         (b)  Liens described on Schedule 3.10.

To the best knowledge of the Merging Corporation and their Executive Officers, there are no existing breaches or defaults under, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute a breach of or a default under, any instrument, agreement or other document that creates, evidences or constitutes any such Lien or that evidences, secures or governs the terms of any indebtedness or obligation secured by any such Lien (any such instrument, agreement or other document is referred to herein as a "Lien Instrument"). To the best knowledge of the Merging Corporation and their Executive Officers, the consummation of the transactions contemplated by this Agreement will not, with respect to any Lien Instrument,
(i) constitute a breach thereof or a default thereunder, (ii) permit (with or without notice, lapse of time or both), cause or result in (A) the acceleration of any indebtedness or other obligation evidenced, secured or governed thereby or (B) the foreclosure or other enforcement of any such Lien, (iii) permit or cause the terms thereof to be renegotiated, or (iv) require the consent of the holder of any such indebtedness or obligation or any third party.

    3.11 Real Property. Schedule 3.11 contains a true and correct description of all (i) real property owned by either of the Merging Corporations (the "Owned Real Property"), (ii) real property leased by either of the Merging Corporations (the "Leased Real Property"), (iii) leases relating to the Leased Real Property (collectively, the "Real Property Leases"), (iv) to the best knowledge of the Merging Corporation and their Executive Officers, Liens upon or affecting any of the Owned Real Property or the SMT's rights to or interest in any of the Leased Real Property or any Real Property Lease, (v) to the best knowledge of the Merging Corporation and their Executive Officers, agreements, oral or written, pursuant to which any person or entity (other than the Merging Corporations) leases, subleases, occupies or has the right to occupy any Owned Real Property or Leased Real Property, and (vi) to the best knowledge of the Merging Corporation and their Executive Officers, agreements and other undertakings, oral or written, to sell, lease, sublease, assign, encumber or otherwise dispose of any Owned Real Property, Leased Real Property or Real Property Lease. To the best knowledge of the Merging Corporation and their Executive Officers, the Owned Real Property and the Leased Real Property are zoned for the various purposes for which the buildings and other improvements located thereon (the "Improvements") are presently being used, and such uses thereof are in compliance with all applicable zoning and land use laws, ordinances and regulations. To the best knowledge of the Merging Corporation and their Executive Officers, all Improvements are in good repair and in good operating condition and free from latent and patent defects. To the best knowledge of the Merging Corporation and their Executive Officers, no part of any Improvement encroaches on any real property not included in the Owned Real Property or the Leased Real Property. To the best knowledge of the Merging Corporation and their Executive Officers, each of the Real Property Leases is valid, biding and enforceable in accordance with its terms and is in full force and effect, and there are no offsets or defenses by either landlord or tenant thereunder. To the best knowledge of the Merging Corporation and their Executive Officers, there are no existing breaches of or defaults under, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute a breach of or a default under, any of the Real Property Leases.

    3.12 Tangible Personal Property. Each Merging Corporation owns or leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business (the "Tangible Property"). To the best knowledge of the Merging Corporation and their Executive Officers, each item of Tangible Property is in good operating order, condition and repair (ordinary wear and tear excepted) is suitable for immediate use in the ordinary course of business of the Merging Corporation to which it belongs, and to the best knowledge of each Merging Corporation and its Executive Officers, is free from defects (latent and patent), is merchantable and is of a quality and quantity presently usable in the ordinary course of business of the Merging Corporation to which it belongs. To the best knowledge of the Merging Corporation and their Executive Officers, no item of Tangible Property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business.

    3.13 Inventories. To the best knowledge of the Merging Corporation and their Executive Officers and except as set out on Schedule 3.13, all items included in the inventories of each Merging Corporation (i) are in good condition, not obsolete and nondefective, (ii) are useable or saleable in the ordinary course of business of the Merging Corporation owning such inventory and at the current operating profit margins of the Merging Corporation owning such inventory, and (iii) have been acquired by the Merging Corporation owning such inventory only in bona fide transactions entered into in the ordinary course of business.

    3.14 Contracts. To the best knowledge of the Merging Corporation and their Executive Officers, Schedule 3.14 lists all contracts, commitments, agreements (including agreements for the borrowing of money or the extension of credit), leases (other than Real Property Leases), licenses, understandings and obligations, whether written or oral, to which each Merging Corporation is party or by which either of them is bound or affected (the "Contracts") except Contracts requiring the payment of less than five thousand dollars ($5,000) or providing for the provision by the Merging Corporations of goods or services of less than five thousand dollars ($5,000). To the best knowledge of the Merging Corporation and their Executive Officers, the aggregate value of all such Contracts not listed on Schedule 3.14 shall not exceed twenty thousand dollars ($20,000). To the best knowledge of the Merging Corporation and their Executive Officers, the Merging Corporations have delivered to SMT true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts, including any and all amendments and other modifications to such Contracts. To the best knowledge of the Merging

Corporation and their Executive Officers, each of the Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. To the best knowledge of the Merging Corporation and their Executive Officers, there are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Contracts. To the best knowledge of the Merging Corporation and their Executive Officers and except as disclosed on Schedule 3.14, consummation of the transactions contemplated by this Agreement will not, with respect to any Contract, (i) constitute a default thereunder, (ii) require the consent of any person or party, except for the Required Consents, or (iii) affect the continuation, validity and effectiveness of any Contract or the terms of any Contract.

    3.15 Receivables. To the best knowledge of the Merging Corporation and their Executive Officers, other than as set out on Schedule 3.15, all accounts receivable and trade accounts reflected on the Financial Statements (less any such receivables collected since the date of such financial statement) and all accounts receivable and trade accounts presently owing and to be owing to the Merging Corporations on the Closing Date, as hereinafter defined (collectively, the "Receivables"), in each case net of the reserves established and reflected on the Financial Statements, are, and on the Closing Date will be, legal, valid and binding obligations, and the aggregate value of any such Receivables which are not collectible in full at face value (net of the reserves established and reflected in the Financial Statements) will not exceed five thousand dollars ($5,000).

    3.16 Intellectual Property. To the best knowledge of the Merging Corporation and their Executive Officers, Schedule 3.16 sets forth a list of all
(i) trademarks, service marks, trade names, logos and other designations owned or used by each Merging Corporation, all United States, foreign and state registrations relating thereto, (ii) copyrighted works owned by each Merging Corporation and registrations issued by the United States Copyright Office or the office of any foreign jurisdiction for any of the copyrights, (iii) inventions owned or used by each Merging Corporation which are the subject of United States or foreign letters patent or applications therefor, together with the applicable patent number, application number, application date and issue date and (iv) confidential or proprietary processes, formulas, technical data, and other similar information that is of commercial value to each Merging Corporation, including a brief description thereof (collectively, "Intellectual Property"). To the best knowledge of the Merging Corporation and their Executive Officers, each Merging Corporation owns all right, title and interest in and to each item included within its Intellectual Property, free and clear of any Liens or licenses. The Intellectual Property consists of all of the intellectual property rights necessary to conduct the business of the Merging Corporations. To the best knowledge of the Merging Corporation and their Executive Officers, all registrations relating to the Intellectual Property are validly issued and remain in full force and effect, except as disclosed in
Schedule 3.16. To the best knowledge of the Merging Corporation and their Executive Officers, each trademark has been in continuous use on all goods described in the applicable registrations. To the best knowledge of the Merging Corporation and their Executive Officers, there are no claims or suits pending or, to the best knowledge of Shareholders and the Merging Corporations, threatened against Merging Corporation challenging its ownership of or unencumbered right to use any of the Intellectual Property, nor does there exist any basis therefor. To the best knowledge of the Merging Corporation and their Executive Officers, there are no claims or suits pending or threatened against Merging Corporation alleging that any of the Intellectual Property infringes any rights of any third parties, nor does there exist any basis therefor.

    3.17 Major Suppliers and Customers. To the best knowledge of the Merging Corporation and their Executive Officers, each supplier of goods or services to whom either Merging Corporation paid more than five thousand dollars ($5,000), in the aggregate, during the 12 months ended on September 30, 1997, and each customer who paid either Merging Corporation more than five thousand dollars ($5,000) in the aggregate, during such period, is disclosed on Schedule 3.17, which Schedule reflects in each case the amounts so paid. To the best knowledge of the Merging Corporation and their Executive Officers and except as disclosed on Schedule 3.15, neither Merging Corporation is engaged in any dispute with any of such suppliers or customers.

    3.18 Litigation. Except as disclosed on Schedule 3.18, there are no claims, actions, suits, inquiries, hearings or investigations ("Claims") pending or, to the best knowledge of the Merging Corporations or Shareholders, threatened, against either Merging Corporation. No Claims have been brought within the last two years against either Merging Corporation.

    3.19 Compliance with Decrees and Laws. There is not outstanding or, to the best knowledge of the Merging Corporations or Shareholders, threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving either Merging Corporation. To the best knowledge of the Merging Corporation and their Executive Officers and except as disclosed on Schedule 3.19, each Merging Corporation is currently, and has been at all times, in full compliance with all laws, statutes, rules, regulations, orders and licensing requirements of federal, state, local and foreign agencies and authorities applicable to its business and properties (including, without limitation, those relating to antitrust and trade regulation, civil rights, environment, labor and employment discrimination, affirmative action, safety and health) ("Rules"). To the best knowledge of each Merging Corporation and its Executive Officers, there has been no allegation of any violation of any Rules, and no investigation or review by any federal, state or local body or agency is pending or, to the best knowledge of each Merging Corporation and Shareholders, threatened or planned with respect to either Merging Corporation.

    3.20 Permits. To the best knowledge of each Merging Corporation and its Executive Officers, each Merging Corporation has obtained all permits, authorizations, certificates, approvals, licenses, exemptions and classifications required for the conduct of its business and the ownership and operation of its assets, all of which are described on Schedule 3.20 (the "Permits"). Neither Merging Corporation is in violation of any of the Permits, and no proceedings to revoke or limit any Permit are pending or, to the best knowledge of the Merging Corporations and Shareholders, threatened.

    3.21 Taxes. Each Merging Corporation has timely filed all tax returns that it was required to file before the Closing Date, and such tax returns were correct and complete in all respects. Except as disclosed on Schedule 3.21, all taxes required to be withheld or paid by each Merging Corporation (whether or not shown on any tax return) have been withheld and paid. Neither Merging Corporation is currently the beneficiary of any extension of time within which to file any tax return and has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Except as disclosed on Schedule 3.21, there is no pending or, to the best knowledge of the Merging Corporation and their Executive Officers, threatened dispute or claim concerning any tax liability of either Merging Corporation. Except as disclosed on Schedule 3.21, neither Merging Corporation has any liability for taxes. Neither Merging Corporation has filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), concerning collapsible corporations. Neither Merging Corporation has ever been a member or an affiliated group within the meaning of Section 1504(a) of the Code filing a consolidated tax return or ever entered into a tax sharing or tax allocation agreement.

    3.22 Environmental Matters. To the best knowledge of the Merging Corporation and their Executive Officers, neither Merging Corporation is in violation of, or has not violated, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation Recovery Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning Hazardous Materials, in each case as amended from time to time. For purposes of this Agreement, "Hazardous Materials" includes but is not necessarily limited to asbestos, asbestos containing materials ("ACM"), polychlorinated biphenyls, lead-based paints, any petroleum, petroleum by-product (including, but not limited to, crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, used motor oil, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, or other hazardous or toxic substances, materials, wastes, pollutants or contaminants defined under or regulated by the Environmental Laws.

    3.23 Insurance.   Schedule 3.23 describes all insurance policies maintained
by either Merging Corporation with respect to its business. To the best knowledge of the Merging Corporation and their Executive Officers, such policies are valid, binding and enforceable in accordance with their terms and are in full force and effect, and all premiums due thereon have been paid and will be paid through the Closing Date.

    3.24 Labor and Employment Matters. No employees of either Merging Corporation have been or are represented by a union or other labor organization or covered by any collective bargaining agreement. To the best knowledge of the Merging Corporation and their Executive

Officers, there is no unfair labor practice complaint, labor organizational effort, strike, slowdown or similar labor matter pending or threatened against or affecting either Merging Corporation or its business. To the best knowledge of the Merging Corporation and their Executive Officers and except as disclosed on Schedule 3.24, each Merging Corporation is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to the best knowledge of the Merging Corporation and their Executive Officers, there is no unfair labor practice charge or complaint or charge of employment discrimination or retaliation against either Merging Corporation pending, threatened, impending or planned.

    3.25 Employee Benefit Plans. Schedule 3.25 sets forth a list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, of each person who is employed by or associated with either Merging Corporation in any capacity, as well as each other person to whom either Merging Corporation has a policy, practice or obligation to pay or provide retirement, health, welfare or other benefits of any kind. Except as set forth on Schedule 3.25, there are no Plans, as defined below, contributed to, maintained or sponsored by either Merging Corporation, to which either Merging Corporation is obligated to contribute or with respect to which either Merging Corporation has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Code, of which either Merging Corporation is a member to the extent either Merging Corporation has any potential liability with respect to such Plans. For purposes of this Agreement, the term "Plans" shall mean: (a) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (b) employment agreements, and (c) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

    3.26 Absence of Certain Changes. Except as disclosed on Schedule 3.26, to the best knowledge of the Merging Corporation and their Executive Officers, since the date of the most recent of the Financial Statements, each Merging Corporation has conducted its operations and business only in the ordinary course, and has not:

         (a) suffered a material adverse change in its business, financial condition, operating results, earnings, assets, customer, supplier, employee and sales representative relations, business prospects, business condition or financing arrangements;

         (b) redeemed or repurchased, directly or indirectly, any shares of its capital stock or declared, set aside or paid any dividends or made any other distributions with respect to any shares of its capital stock;

         (c) issued, sold or transferred any notes, bonds or other debt securities or any equity securities, securities convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of such Merging Corporation;


         (d) borrowed any amount or incurred or become subject to any liabilities, except liabilities incurred in the ordinary course of business;

         (e) discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than liabilities paid in the ordinary course of business, or prepaid any amount of indebtedness for borrowed money;

         (f) sold, leased, assigned or transferred (including without limitation transfers to Shareholder or any employees or affiliates of the Merging Corporation) a portion of its tangible assets, except in the ordinary course of business, or canceled without fair consideration any debts or claims owing to or held by it;

         (g) entered into any other transaction in the ordinary course of business with commitments in excess of five thousand dollars ($5,000), or entered into any other material transaction not in the ordinary course of business, or materially changed any business practice;

         (h) made or granted any bonus or any wage, salary or compensation increase in excess of one thousand dollars ($1,000) per year to any director, officer, employee or sales representative or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement; or

         (i) incurred intercompany charges or conducted its cash management customs and practices and accounting methods other than in the usual and ordinary course of business in accordance with past custom and practice.

    3.27 Product Warranties. Other than as set forth as Schedule 3.27, to the best knowledge of the Merging Corporation and their Executive Officers, there are no continuing or outstanding warranties applicable to goods or products manufactured or sold by either Merging Corporation except for warranties implied by law, with which all such products are in conformity.

    3.28 Related Party Transactions. Other than as set forth on Schedule 3.28, to the best knowledge of the Merging Corporation and their Executive Officers, the Real Property Leases and the Contracts do not include any agreement with, or any other commitment to (a) any officer or director of either Merging Corporation; (b) any person related by blood or marriage to any such officer or director; (c) any Shareholder; or (d) any corporation, partnership, trust or other entity in which either Merging Corporation, any such officer, director or related person or any Shareholder has an equity or participating interest.

    3.29 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of either Merging Corporation in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Shareholders or either Merging Corporation.

    3.30 Names. During the term of their existence, (i) Novatek has not been known by or conducted business under any name other than "Novatek Corporation," other than as disclosed on Schedule 3.30; and (ii) S&S has not been known by or conducted business under any name other than "Sun and Sky Development Corporation." All assets and rights are held by, and all agreements, obligations, expenses and transactions have been entered into, incurred and conducted by each of the Merging Corporations.

    3.31 Bank Accounts. Schedule 3.31 sets forth (a) a true and complete list of the names of each bank, trust company, securities broker and other financial institution at which either Merging Corporation has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the officers, employees, agents or other representatives of each Merging Corporation having access, signatory power or power to give direction with respect to such account, box or relationship.


    3.32 Disclosure. No representation, warranty or statement made by Shareholders or either Merging Corporation in this Agreement, or any document furnished or to be furnished to SMT or UniComp pursuant to this Agreement, to the best knowledge of either Merging Corporation and their Executive Officers, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained in this Agreement or such other document not misleading. The fact that Shareholders and the Merging Corporations have delivered copies of certain documents to SMT or UniComp shall not alone constitute disclosure of facts required to be disclosed on any Schedule to this Agreement, unless such document is expressly referenced in such Schedule. Receipt by SMT or UniComp of such documents and notice of their contents (other than by reference on a Schedule) shall in no way limit other obligations of Shareholders or the Merging Corporations or the other rights of SMT or UniComp under this Agreement.

    3.33 Year 2000. Except as disclosed on Schedule 3.33, all Systems (as defined below) and all components thereof will function in accordance with applicable specifications, documentation and warranties prior to, during and after the calendar year 2000. Prior to, during and after the calendar year 2000, each of the Systems will accept date-related records and information for the years 2000 and following and perform computations respecting or based on such date-related information in a correct and appropriate manner. No change in any calendar year shall adversely affect the performance of any Systems nor cause any Systems or any of their components to operate in a manner not in accordance with applicable specifications, documentation or warranties. For the purpose of this paragraph, "Systems" includes all proprietary and third-party software and automated machines or systems of any kind being transferred (including but not limited to systems relating to the operation of buildings and facilities (such as elevators, escalators, manufacturing control systems, automated HVAC systems)).

                                      ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF SMT AND UNICOMP

    SMT and UniComp, jointly and severally, represent and warrant to Shareholders and the Merging Corporations as follows:

    4.1 Organization and Good Standing. SMT is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. UniComp is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

    4.2 Authority. Each of SMT and UniComp has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and shareholder action on the part of SMT and UniComp. This Agreement has been duly executed and delivered by SMT and UniComp and constitutes a valid and binding obligation of SMT and UniComp, enforceable against each of them in accordance with its terms.

    4.3 No Conflict or Breach. The execution, delivery and performance of this Agreement do not and will not (a) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of SMT or UniComp or (b) conflict with or constitute a violation of any statute, judgment, order, decree or regulation of any court, administrative agency, governmental authority or arbitrator applicable to or relating to SMT or UniComp.

    4.4  Governmental Approvals.   No consent, approval, authorization,
registration or filing with any federal, state or local judicial or governmental authority or administrative agency is required in connection with the valid execution and delivery by SMT or UniComp of this Agreement or the consummation by SMT or UniComp of the transactions contemplated in this Agreement.

    4.5 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of SMT or UniComp in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from SMT or UniComp.


                                      ARTICLE 5
                COVENANTS OF SHAREHOLDERS AND THE MERGING CORPORATIONS

    The Merging Corporations and each Shareholder jointly and severally covenant and agree with SMT and UniComp as follows:

    5.1 Conduct of Business. Between the date of this Agreement and the Closing Date, each Merging Corporation shall, and Shareholders shall cause each Merging Corporation to, except as otherwise specifically consented to in writing by SMT:

         (a) Conduct its operations in the normal and customary manner in the ordinary course of business;

         (b) Maintain and keep its tangible assets in good operating order, repair and condition ordinary wear and tear excepted;

         (c) Maintain and preserve its unencumbered right to use each item included in the Intellectual Property;

         (d)       Keep in full force and effect the insurance described in
Section 3.23;

         (e) Perform all of its obligations under and not amend, alter or modify any provision of any Contract or Real Property Lease;

         (f) Use its best efforts to preserve its organization intact and maintain its relationships with its employees, suppliers and customers;

         (g) Promptly advise SMT of any adverse change in the condition (financial or otherwise) of its business or assets;



         (h) Promptly advise SMT of the occurrence of any event or circumstance which affects the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement;

         (i) Promptly advise SMT of any change in the list of employees referred to in Section 3.25 or in the compensation payable to any such employee; and

         (j) Maintain and collect the Receivables and extend credit terms to its customers in the ordinary course of business consistent with past practices.

    5.2 Access and Information. Shareholders and the Merging Corporations shall permit SMT and UniComp and their counsel, accountants and other representatives full access during normal business hours to all the properties, assets, books, records, agreements and other documents of the Merging Corporations. Shareholders and the Merging Corporations shall furnish to SMT and UniComp and their representatives all information concerning the Merging Corporations as SMT and UniComp may reasonably request. Shareholders and the Merging Corporations shall permit and facilitate communications between SMT and UniComp and the suppliers, customers, landlords and other persons having relationships with the Merging

Corporations.

    5.3 No Other Solicitations. Until the earlier of the Closing Date or the termination of this Agreement, Shareholders, the Merging Corporations and their management and representatives shall not solicit or encourage any offer, proposal or inquiry from, or engage in any discussions or negotiations with, any person regarding the sale of the Shares, the sale or lease of the assets of either Merging Corporation, or any merger or other business combination involving either Merging Corporation.

    5.4 Employment and Consulting Agreements. At Closing, each of the Shareholders listed on Schedule 5.4 shall enter into either the Employment Agreement or Consulting Agreement substantially in the form attached hereto as Exhibit A (the "Employment and Consulting Agreement"), the terms of which shall provide among other things that the employee thereunder shall not compete with the business of SMT or UniComp during the term of the Employment Agreement and for a period of six months thereafter.

    5.5 No Other Solicitations. Until the earlier of the Closing Date or the termination of this Agreement, neither Merging Corporation, nor any of its officers, directors or agents or Shareholders shall solicit or encourage any offer, proposal or inquiry from, or engage in any discussions or negotiations with, any person regarding the sale or lease of the business or assets of either Merging Corporation or the sale of any of the Novatek Shares.


                                      ARTICLE 6
                             COVENANTS OF SMT AND UNICOMP

    6.1 Registration of UniComp Shares. UniComp shall use its best efforts to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3, or on such other form as may be available for use by UniComp under applicable rules and regulations of the SEC that causes the same material result as a Form S-3 filing would have caused and agreed to by UniComp and Shareholders, covering (i) 25% of the UniComp Shares no later than 90 calendar days after the Closing Date; (ii) an additional 25% of the UniComp Shares no later than 180 calendar days after the Closing Date; and (iii) the remaining 50% of the UniComp Shares no later than 390 calendar days after the Closing Date. UniComp agrees to use its best efforts to make such registration effective at the earliest possible date. Upon the effectiveness of each such registration statement, the UniComp Shares subject thereto may be sold in accordance with the Securities Act of 1933, as amended. All expenses of such registrations would be borne by UniComp. Until such time as Shareholders have sold all UniComp Shares, UniComp would take such steps as would be necessary to ensure that the registration statements described above remain effective. UniComp would indemnify Shareholders for any liabilities they may incur in connection with the registration of the UniComp Shares, including without limitation, those arising under the Securities Act of 1933 and the rules and regulations thereunder.

    6.2  Tax Matters.

         (a) Tax Returns Filed On or Before the Closing Date. Each Merging Corporation has timely filed all tax returns that it was required to file before the Closing Date and the Shareholders shall be responsible for all tax liability, including any penalties, for such periods. SMT and UniComp shall not amend any such returns without the prior consent of the Shareholders, which consent shall not be unreasonably withheld.

         (b) Tax Periods With Filing Dates On Or After the Closing Date. SMT and UniComp shall file all tax returns for the Merging Corporations for all periods which are to be filed on or after the Closing Date. The Shareholders agree to review and comment on each such tax return prior to filing, but SMT and UniComp shall be responsible for all tax liability, including any penalties, for such periods. Notwithstanding any other provision in this Agreement, the Shareholders acknowledge and agree that they shall be solely liable for any and all Subchapter S liability of the Shareholders for S&S.


         (c) Tax Periods Beginning Before and Ending After the Closing Date. SMT and UniComp shall file any tax returns of the Merging Corporations for tax periods which begin before the Closing Date and end after the Closing Date. The Shareholders agree to review and comment on each such tax return prior to filing, but SMT and UniComp shall be responsible for all tax liability, including any penalties, for such periods.

         (d) Cooperation on Tax Matters. UniComp, SMT, the Merging Corporations and Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes.

    6.3 Audited Financial Statements. If required under the rules and regulations of the Securities and Exchange Commission applicable to UniComp and SMT in connection with the transactions contemplated by this Agreement, SMT shall cause to be prepared and delivered audited financial statements sufficient to fully satisfy any such rules or regulations. The cost of any such financial statements shall be borne by SMT.

    6.4 Insurance. UniComp and SMT agree to maintain insurance coverage of the assets and potential liabilities of the Merging Corporations in an amount equal to such coverage prior to the Closing.

    6.5 Guaranties. UniComp or SMT shall cause any personal guaranties of the Shareholders (and their wives) and other former shareholders of the Company for obligations of the Company and S&S to be released within 30 days or as soon as reasonably possible.

                                      ARTICLE 7
                                   MUTUAL COVENANTS

    Each of SMT, UniComp, Shareholders and the Merging Corporations covenants and agrees with the others as follows:

    7.1 Best Efforts. All parties shall use their best efforts both prior to and subsequent to Closing to make or obtain all consents, approvals, authorizations, registrations and filings with all federal, state or local judicial or governmental authorities or administrative agencies as are required in connection with the consummation of the transactions contemplated by this Agreement.

    7.2 Confidentiality. In recognition of the confidential nature of certain of the information which will be provided to each party by the others, each party agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence all confidential information transmitted or disclosed to it by another party to this Agreement, and further agrees that it will not use for its own benefit and will not use or disclose to any third party, or permit the use or disclosure to any third party of, any confidential information obtained from or revealed by the other, except that each party may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated by this Agreement. In making such information available to its Representatives, each party shall take any and all precautions necessary to ensure that its Representatives use the information only as permitted by this Agreement. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed (a) where it is necessary to any regulatory authorities or governmental agencies,
(b) if it is required by court order or decree or applicable law, (c) if it is ascertainable or obtained from public or published information, (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential, or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure of the information in connection with this Agreement. If any party shall be required to make disclosure of any such information by operation of law, such disclosing party shall give the party from whom such information was received prior notice of the making of such disclosure and shall use all reasonable efforts to afford such other party an opportunity to contest the making of such disclosure. In the event that the Closing shall not occur, each party shall immediately deliver, or cause to be delivered, to the party from whom such information was received (without retaining any copies) any and all documents, statements or other written information obtained from the other that contain confidential information.

                                      ARTICLE 8
                                INTENTIONALLY OMMITTED

                                      ARTICLE 9
                                INTENTIONALLY OMMITTED

                                      ARTICLE 10
                                       CLOSING

    10.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC in Atlanta, Georgia at 11:30 a.m., local time, on November 29, 1997, or in such manner or at such location or other date as may be mutually agreed upon by the parties to this Agreement; provided, however, as follows: (a) if one or more conditions to this Agreement is not satisfied by such date, the party benefiting from such condition may elect, in its sole discretion, one or more postponements of the Closing for the purpose of enabling such condition to be satisfied; and (b) notwithstanding the provisions of the preceding clause (a), in no event may the Closing be postponed beyond November 30, 1997. The date of the Closing is referred to as the "Closing Date." The parties hereto agree that time is of the essence in the Closing of the transactions contemplated by this Agreement.

    10.2 Deliveries by the Merging Corporations and Shareholders. At Closing or within seven (7) days of Closing, the Merging Corporations and Shareholders shall deliver or cause to be delivered to SMT the following:

         (a) stock certificates representing the Novatek Shares and the S&S Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, sufficient to transfer Novatek Shares and the S&S Shares on the books of Novatek;

         (b) all bank books, financial and bank records, bookkeeping and accounting records, copies of all tax returns of the Merging Corporations and amendments to all of the foregoing, corporate minute books, stock ledgers and all other books and records of or relating to the Merging Corporations, certified by Shareholders and the Merging Corporations to be true, correct and complete as of the Closing Date;

         (c) a copy of all corporate and shareholder resolutions authorizing the execution, delivery and performance of this Agreement by each Merging Corporation, accompanied by the certification of the Secretary or an Assistant Secretary of each Merging Corporation to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded;

         (e) good standing certificates for each Merging Corporation from the Secretary of State of the state of its incorporation and each of the states listed on Schedule 3.1, and certificates from the Departments of Revenue or Taxation of each such jurisdiction stating that all required taxes have been paid by each Merging Corporation in full;

         (f)  the legal opinion referred to in Section 8.6; and

         (g) the Employment and Consulting Agreements, duly executed by the employees thereunder.

    10.3 Deliveries by SMT. At the Closing or within seven (7) days of Closing, SMT and UniComp shall deliver or cause to be delivered to Shareholders the following:

         (a) a copy of all corporate resolutions of SMT and UniComp authorizing the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated in this Agreement, accompanied by certifications of the secretaries or assistant secretaries of SMT and UniComp to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded;

         (b)  the legal opinion referred to in Section 9.5;

         (c)  the UniComp Shares; and

         (e) the Employment and Consulting Agreements, duly executed on behalf of SMT.

    10.4 Further Assurances. Shareholders shall use their best efforts to obtain the Required Consents as soon as possible following Closing.
Shareholders shall, at any time on or after the Closing Date, take any and all steps requested by SMT or UniComp to consummate the transactions contemplated by this Agreement.


                                      ARTICLE 11
                                   INDEMNIFICATION

    11.1 Indemnification by Shareholders. Shareholders shall jointly and severally indemnify, defend and hold harmless SMT and UniComp and their officers, directors and affiliates (the "SMT Indemnitees") from, against, and with respect to any and all loss, damage, claim, obligation, liability, cost and expense (including without limitation reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), of any kind or character (a "Loss") arising out of or in connection with any of the following:

         (a) any breach of any of the representations or warranties of Shareholders contained in or made pursuant to this Agreement; or

         (b) any failure by Shareholders to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by each pursuant to this Agreement.


    11.2 Indemnification by SMT and UniComp. SMT and UniComp shall indemnify, defend and hold harmless Shareholders from, against and with respect to any Loss arising out of or in connection with any of the following:

         (a) any breach of any of the representations and warranties of SMT and UniComp contained in or made pursuant to this Agreement; or

         (b) any failure by SMT and UniComp to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by them pursuant to this Agreement.

    11.3 Notice of Claim. Any party seeking to be indemnified hereunder (the "Indemnified Party") shall, within 15 days following discovery of the matters giving rise to a Loss, promptly notify the party from whom indemnity is sought (the "Indemnity Obligor") in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted.

    11.4 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 30 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution of such claim, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate in such action, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties to this Agreement shall cooperate in the defense or prosecution of such claim and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld.

    11.5 Time for Claims. Any claim asserted with respect to the items enumerated in Sections 11.1 or 11.2, other than the representations and warranties contained in Sections 2.3 and 3.21, must be submitted to the Indemnity Obligor in writing, or invoked in official proceedings, within 12 months after the Closing Date. Any claim asserted with respect to a loss arising out of or in connection with a breach of Sections 2.3 or 3.21 may be asserted until barred by the applicable statute of limitations.

    11.6 Limitation. Notwithstanding the provisions of Section 11.1 or 11.2, no party shall have any indemnification obligation under this Agreement unless and until the aggregate amount of the Losses of the Indemnified Party exceeds $20,000 in the aggregate, whereupon the Indemnity Obligor shall be liable to indemnify the Indemnified Party to the extent of the entire amount of such Losses.

    11.7 Maximum Indemnity Amount. Other than for breaches of the representations and warranties of the Shareholders contained in Sections 2.3 and 3.21 concerning Novetak for which the maximum amount for which a party shall be liable as an Indemnity Obligor hereunder shall not exceed their portion of the Novatek-UniComp Shares, and for breaches of the representations and warranties of the Shareholders contained in Sections 2.3 and 3.21 concerning S&S for which the maximum amount for which a party shall be liable as an Indemnity Obligor hereunder shall not exceed their portion of the S&S-Unicomp Shares, the maximum amount for which a party shall be liable as an Indemnity Obligor hereunder shall not exceed their portion of 50,000 UniComp Shares.


                                      ARTICLE 12
                                     TERMINATION

    12.1 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) By the mutual written consent of Shareholders and SMT and UniComp;

         (b) By Shareholders and the Merging Corporations (if Shareholders and the Merging Corporations are not then in breach of any term of this Agreement), if SMT and UniComp shall (i) fail to perform in any material respect their agreements contained in this Agreement required to be performed on or prior to the Closing Date, or (ii) materially breach any of their representations or warranties contained in this Agreement, which failure or breach is not cured within ten days after Shareholders have notified SMT and UniComp of its intent to terminate this Agreement pursuant to this subparagraph;

         (c) By SMT and UniComp (if SMT or UniComp is not then in breach of any term of this Agreement), if Shareholders and the Merging Corporations shall (i) fail to perform in any material respect their agreements contained in this Agreement required to be performed on or prior to the Closing Date, or (ii) materially breach any of their representations or warranties contained in this Agreement, which failure or breach is not cured within ten days after SMT or UniComp has notified Shareholders of its intent to terminate this Agreement pursuant to this subparagraph;

         (d) By Shareholders and the Merging Corporations or by SMT and UniComp, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Shareholders or the Merging Corporations, or on SMT or UniComp, which prohibits or restrains any party from consummating the transactions contemplated by this Agreement; or

         (e) By Shareholders and the Merging Corporations or by SMT and UniComp, if the Closing has not occurred by November 26, 1997, for any reason other than delay or nonperformance of the party seeking such termination.

    12.2 Effect on Obligations. Termination of this Agreement pursuant to this Article shall terminate all obligation of the parties hereunder, except for the obligations under Sections 13.2

(with respect to expenses), 13.3 (with respect to publicity) and 7.2 (with respect to confidentiality); provided, however, that termination pursuant to subparagraphs (b) or (c) of Section 12.1 shall not relieve the defaulting or breaching party from any liability to the other party to this Agreement.


                                      ARTICLE 13
                                    MISCELLANEOUS

    13.1 Survival of Representations. All representations and warranties of the parties contained in this Agreement or otherwise made in writing in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement.

    13.2 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense, whether or not the Closing is consummated.

    13.3 Publicity. Each party agrees it will not make any press releases or other announcements prior to the Closing with respect to the transactions contemplated by this Agreement, except as required by applicable law, without the prior approval of the other parties.

    13.4 Best Efforts. Each party to this Agreement agrees to use its best efforts to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

    13.5 Notices. All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation), and shall be deemed to have been given or made when personally delivered, the day following the date deposited with such overnight courier service or when transmitted to telecopy machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

         If to Shareholders:

              E. Barry Huffstetler
              810 Carl Ridge Drive, Apartment 201
              Coral Springs, Florida  33065
              Telephone:   954/753-8539

         With a copy (which shall not constitute notice) to:

              Novatek Corporation
              3773 Northwest 126th Avenue
              Coral Springs, Florida  33065
              ATTN: Mr. Steve Howe
              Telephone:  954/341-7700
              Telecopy:    954/345-9334

         With a copy (which shall not constitute notice) to:

              Tripp Scott Conklin & Smith
              110 SE 6th Street
              Fort Lauderdale, Florida  33301
              ATTN:  Dennis Smith, Esq.
              Telephone:  305/525-7500
              Telecopy:    305/761-8475

         If to Novatek or S&S:

              Novatek Corporation
              3773 Northwest 126th Avenue
              Coral Springs, Florida  33065
              ATTN: Mr. Steve Howe
              Telephone:  954/341-7700
              Telecopy:    954/345-9334

         If to SMT:

              Smoky Mountain Technologies, Inc.
              112-B Highway 64 West
              Murphy, North Carolina   28906
              ATTN:  B. Michael Wilson

         With a copy (which shall not constitute notice) to:

              Womble Carlyle Sandridge & Rice, PLLC
              3300 One First Union Center
              301 South College Street
              Charlotte, North Carolina 28202
              ATTN:  Cyrus M. Johnson, Jr., Esq.
              Telephone:  704/331-4923
              Telecopy:  704/338-7809

         If to UniComp:

              UniComp, Inc.
              1850 Parkway Place, Suite 925
              Marietta, Georgia  30067
              ATTN:  Stephen A. Hafer
              Telephone:  704/424-3684
              Telecopier:  770/424-5558

         With a copy (which shall not constitute notice) to:

              Snell & Wilmer, LLP
              111 E. Broadway, Suite 900
              Salt Lake City, Utah  84111
              ATTN:  David F. Evans, Esq.
              Telephone:   801/237-1923
              Telecopier:   801/237-1950

    13.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    13.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement, and any purported assignment without such consent shall be void; provided, however, that SMT may assign its rights, interest and obligations under this Agreement to any subsidiary that is wholly owned by SMT.

    13.8 Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated by this Agreement is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

    13.9 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

    13.10 Recitals. The recitals set forth at the beginning of this Agreement are incorporated by reference in, and made a part of, this Agreement.

    13.11 Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties to this Agreement waive the right to amend the provisions of this Section orally.

    13.12 Specific Performance. Each party hereto acknowledges that if the other fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to the other for which there will be no adequate remedy at law. Each party shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if the other shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

    13.13 Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to conflicts of laws principles.



    13.14 Jurisdiction: Service of Process. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in the applicable district encompassing Coral Springs, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that may be required of any party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in a manner provided in Section 13.5 above; provided, however, that nothing in this
Section 13.14 will affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

    13.15  Resolution of Disputes.

         (a) No party to this Agreement shall institute a proceeding in any court or administrative agency to resolve a dispute between the parties arising out of or related to this Agreement before that party has sought to resolve the dispute through direct negotiation with the other party. If the dispute is not resolved within three weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation in Coral Springs, Florida, administered by the American Arbitration Association under its commercial mediation rules and procedures then in effect. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and the aggrieved party shall then seek relief through arbitration in Coral

    Springs, Florida, administered by the American Arbitration Association under its commercial arbitration rules and procedures then in effect. The arbitrator(s) shall base its/their award on applicable laws and judicial precedent and include in such award a statement of the reasons upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         (b) All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this
    Section 13.15 are pending. The parties will take such action, if any, required to effectuate such tolling.

         (c) Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement.

    13.16 Remedies. In the event arbitration or litigation shall be necessary to enforce, interpret or rescind the provisions of this Agreement or any related matter, the prevailing party shall be entitled to recover from the adverse party, in addition to any other relief, the prevailing party's reasonable attorneys' fees for services before trial, at trial, and on any subsequent appeal by the adverse party.

    13.17 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added a replacement provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

    13.18 Entire Agreement. This Agreement and the Schedules and Exhibits to this Agreement, together with the documents and instruments delivered pursuant to this Agreement, constitute the entire contract between the parties to this Agreement pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.

    13.19 Definition. For the purposes of this Agreement, "to the best knowledge of the Merging Corporation and their Executive Officers" shall mean such matters as are actually known by E. Barry Huffstetler and Steven Howe.

    13.20 Construction. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments, schedules or exhibits to this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated under such statute or rule, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties to this Agreement intend that each representation, warranty and covenant in this Agreement shall have independent significance. If any party has breached any representation, warranty or covenant in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

    IN WITNESS WHEREOF, each of the parties has signed this Agreement, or has caused this Agreement to be signed by its duly authorized officer, as of the date first above written.

                             SHAREHOLDERS OF NOVATEK:

                             /s/E. Barry Huffstetler
                             -----------------------
                             E. Barry Huffstetler

                             /s/Steven Howe
                             -----------------------
                             Steven Howe

                             /s/Gregory Huffstetler
                             -----------------------
                             Gregory Huffstetler


                             NOVATEK CORPORATION:
                             By:       /s/S.M. Howe
                                --------------------
                             Name:     S.M. Howe
                             Title:    President

                             SUN AND SKY DEVELOPMENT
                             CORPORATION:

                             By:       /s/S.M. Howe
                                --------------------
                             Name:     S.M. Howe
                             Title:    President


                             SHAREHOLDERS OF SUN AND SKY
                             DEVELOPMENT CORPORATION:


                             /s/E. Barry Huffstetler
                             ------------------------
                             E. Barry Huffstetler

                             /s/Steven Howe
                             ------------------------
                             Steven Howe

                             SMOKY MOUNTAIN TECHNOLOGIES, INC.:

                             By:  /s/B. Michael Wilson
                                  --------------------
                                   B. Michael Wilson
                                   President

                             UNICOMP, INC.:

                             By:  /s/Stephen A. Hafer
                                ----------------------
                                   Stephen A. Hafer
                                   Chief Executive Officer

                                      SCHEDULES

Schedule 2.3       Share Ownership
Schedule 3.1       Jurisdictions Where Qualified
Schedule 3.3       Conflicts and Breaches of Agreements
Schedule 3.4       Consents and Approvals
Schedule 3.7       Officers and Directors
Schedule 3.8       Financial Statements
Schedule 3.9       Books and Records
Schedule 3.10      Liens
Schedule 3.11      Real Property
Schedule 3.13      Inventory
Schedule 3.14      Contracts
Schedule 3.15      Receivables
Schedule 3.16      Intellectual Property
Schedule 3.17      Major Suppliers and Customers
Schedule 3.18      Litigation
Schedule 3.19      Compliance with Decrees and Laws
Schedule 3.20      Permits
Schedule 3.21      Taxes
Schedule 3.23      Insurance
Schedule 3.24      Labor and Employment Matters
Schedule 3.25      Employee Benefits
Schedule 3.26      Certain Changes
Schedule 3.27      Product Warranty
Schedule 3.28      Related Party Transactions
Schedule 3.30      Names
Schedule 3.31      Bank Accounts
Schedule 3.33      Year 2000
Schedule 5.4       Employment and Noncompetition Agreements


Copies of the above listed schedules have been omitted from the filing, however, the Company hereby agrees to furnish supplementally a copy of any omitted schedule to the commission upon request.

                                    EXHIBIT A

                   FORM OF EMPLOYMENT AND CONSULTING AGREEMENT

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made and entered into as of the 29th day of November, 1997, between SMOKY MOUNTAIN TECHNOLOGIES, INC., a North Carolina corporation ("SMT"), and STEVE HOWE ("EMPLOYEE").

                                   Witnesseth:

     WHEREAS, EMPLOYEE is employed as President of the Novatek Division of SMT; and

     WHEREAS, SMT desires to provide a plan for compensating EMPLOYEE in relation to the degree of EMPLOYEE's success in aiding its business and affairs and recognizing EMPLOYEE's position of high trust and confidence;

     NOW, THEREFORE, in consideration of the foregoing, the parties agree with each other as follows:

     1. Employment and Duties. SMT hereby employs EMPLOYEE and EMPLOYEE accepts such employment, effective December 1, 1997, as President of the Novatek Division of SMT, and EMPLOYEE agrees that EMPLOYEE will devote EMPLOYEE's best efforts and full time during SMT's usual business hours to the business of SMT and conduct the business and affairs of SMT to the best of EMPLOYEE's ability, and that EMPLOYEE will adhere to the reasonable business management and other policies established from time to time and will perform such other services as requested, all by its President or his designated representative.

     2. Salary and Term. SMT shall pay to EMPLOYEE for all of EMPLOYEE's services the sum of One Hundred and Ten Thousand Dollars ($110,000) per year, payable in fifty-two (52) equal weekly installments or in accordance with the general practice of SMT, hereinafter referred to as EMPLOYEE's "salary." Termination of employment "for cause", as "for cause" is defined in Paragraph 7, shall terminate the salary of EMPLOYEE as of the date of such termination.
 The term of EMPLOYEE's employment under this Agreement shall be from December 1, 1997 to December 31, 1999, subject to the renewal set forth in Paragraph 8.

     3. Reimbursement of Expenses. EMPLOYEE shall be reimbursed for all of EMPLOYEE's normal and reasonable expenses of travel, entertainment and other activities incurred on business on behalf of SMT, subject to reasonable documentation of such expenses by EMPLOYEE.

     4. Vacations and Company Benefits. EMPLOYEE shall be entitled to twenty (20) days of vacation with pay each year, the vacation to be taken at such times as EMPLOYEE selects. EMPLOYEE shall receive all medical insurance and other employee benefits which SMT, in its sole discretion, provides from time to time to any of its employees. EMPLOYEE shall be permitted to accrue, from year to year, any vacation time EMPLOYEE has but does not use. Upon the termination of EMPLOYEE's employment, any accrued and unused days of vacation shall be paid to EMPLOYEE at EMPLOYEE's then applicable daily rate of pay. For purposes of calculating unused vacation for the year in which termination occurs, vacation shall be prorated to the date of termination.

     5. Additional Compensation. In addition to the salary set forth in Paragraph 2 and subject to the provisions of Paragraphs 6 and 7, SMT agrees to pay EMPLOYEE additional compensation, hereinafter called "additional compensation". The additional compensation is determined at the end of each fiscal year and SMT agrees it will treat EMPLOYEE reasonably similar to the treatment received by other Executives of SMT. The purpose of this additional compensation is to provide additional incentive to EMPLOYEE during the year for which the additional compensation is calculated.

     6. Death or Disability. Upon the death of EMPLOYEE or upon such disability that EMPLOYEE is unable to carry out EMPLOYEE's duties for a period of three (3) months, EMPLOYEE's employment and salary shall thereupon terminate, but EMPLOYEE, or the legal representative of EMPLOYEE's estate, shall continue to be paid the additional compensation payment payable to EMPLOYEE for completed calendar years of SMT prior to EMPLOYEE's death or disability. The amount of any additional compensation for the year in which EMPLOYEE dies shall be prorated to the date of EMPLOYEE's death, and shall be paid to the legal representative of EMPLOYEE's estate, as SMT reasonably determines as long as it is reasonably similar to the treatment received by other Executives of SMT. The amount of any additional compensation for the year in which the employment of EMPLOYEE terminates because of EMPLOYEE's disability shall be prorated to the date of EMPLOYEE's termination and shall be paid as provided in this Paragraph as if EMPLOYEE had died.

     7.   Termination or Resignation.

          (a) Without Cause. In the event of the termination of EMPLOYEE by SMT for reason other than cause, EMPLOYEE's salary shall continue for the remainder of the term of this Agreement and the amount of any annual additional compensation for the year in which EMPLOYEE is terminated shall be calculated to the date of termination and paid to EMPLOYEE as SMT reasonably determines as long it is reasonably similar to the treatment received by other Executives of SMT. "Calculated to the date of termination" shall mean calculating the additional compensation that would have been owed had EMPLOYEE been eligible for the entire year, then prorating the additional compensation by the number of days during the year through the date of termination. In addition, any unpaid additional compensation based on a prior fiscal year shall be paid to EMPLOYEE on the date of the termination.

          (b) With Cause. In the event of the termination of EMPLOYEE by SMT for cause, no further additional compensation for a present or prior fiscal year shall be payable to EMPLOYEE, nor shall any further salary be payable to EMPLOYEE. Being terminated for cause shall mean:

               (i)  EMPLOYEE being convicted of, or confessing to, a felony;

               (ii) EMPLOYEE committing an act of fraud, misappropriation of funds or embezzlement in connection with his employment under this Agreement. This provision is not intended to include a reimbursement of expenses that has proper documentation supplied by EMPLOYEE, but, for one reason or another, may not have been in compliance with SMT's policies and procedures.

               (iii) EMPLOYEE committing an act of material misconduct or material breach in connection with the performance of his duties under this Agreement, but only after written notice has been provided to EMPLOYEE concerning the material misconduct material breach and EMPLOYEE has been given a reasonable opportunity to cure the material misconduct or the material breach. If the material misconduct or material breach is reasonably cured, then no termination for such material misconduct or material breach may occur.

          (c) Resignation. In the event of EMPLOYEE's resignation, no further additional compensation for a present fiscal year shall be payable to EMPLOYEE, nor shall any further salary be payable to EMPLOYEE, but any additional compensation for a completed fiscal year shall be payable to EMPLOYEE at the same time it would have been payable had EMPLOYEE remained an employee.

     8.   Renewal.  SMT shall notify EMPLOYEE at least one hundred and twenty
(120) days prior to the expiration of the current term of this Agreement of SMT's desire to extend EMPLOYEE's employment with SMT. If SMT desires to extend EMPLOYEE's employment, then included in the notice shall be an amendment to this Agreement setting forth the extension of the term and any additional terms and conditions that SMT shall apply during the extended
term.    If no notice is forwarded by SMT to EMPLOYEE at least one hundred and twenty (120) days prior to the expiration of the current term, or EMPLOYEE does not execute and return the proposed amendment within seven (7) days of its receipt by EMPLOYEE, the employment of EMPLOYEE shall be deemed terminated without cause on the expiration date of the current term of this Agreement.

     9. Covenants and Restrictions. EMPLOYEE agrees to the following covenants and restrictions:

          (a) Nondisclosure of proprietary Information. EMPLOYEE recognizes that all information that has been created, discovered, developed or otherwise become known to Employer has a commercial value in SMT's business, including, but not limited to, all inventions, processes, ideas, data, computer programs, developments, designs, marketing plans, customer lists, budgets, projections, new products and other information owned by Employer which is not public information (collectively "Proprietary Information") and is the sole property of SMT and its assigns. At all times, both during the period of the employment by SMT and after termination of that employment, EMPLOYEE agrees to keep in the strictest confidence and trust all Proprietary Information. EMPLOYEE will not disclose any Proprietary Information without the prior express written consent of SMT.

          (b) Nondisclosure of Third-Party Information. EMPLOYEE agrees not to use or disclose to SMT, or assist in the disclosure to SMT of, confidential information belonging to any third parties, including any prior employer(s) of EMPLOYEE.

          (c) Return of Documents. Upon the termination of EMPLOYEE's access to SMT's Proprietary Information for any reason, or upon the termination of the employment of EMPLOYEE for any reason, EMPLOYEE will return to SMT all documents, notes, drawings, specifications, computer programs, data and other materials or copies of such materials containing or relating to any Proprietary Information, that EMPLOYEE may have in his or her possession or control, whether kept at the place of employment, at EMPLOYEE's residence or otherwise.

          (d) Covenants of EMPLOYEE - Covenant Not to Compete. In consideration of EMPLOYEE's employment hereunder, his employment compensation and the consideration EMPLOYEE received as a Novatek Shareholder upon the merger of Novatek and SMT, EMPLOYEE is making the covenants set forth in this Paragraph 9. In recognition of EMPLOYEE's acknowledgment that EMPLOYEE's services to be rendered to SMT are of a special and unusual character which have a unique value to SMT, loss of which cannot adequately be compensated by damages in any action at law; in view of the unique value to SMT of the services of EMPLOYEE for which SMT has employed EMPLOYEE and the confidential information to be obtained by or disclosed to EMPLOYEE as an employee of SMT; and as a material inducement to SMT to employ EMPLOYEE and to pay to EMPLOYEE the compensation for such services to be rendered to SMT by EMPLOYEE, EMPLOYEE covenants and agrees as follows:

               (i) Period of Covenant. The period of this noncompetition covenant (the "Noncompetition Period") shall begin on the date hereof and shall terminate six (6) months following the termination of EMPLOYEE's employment with SMT for any reason (whether or not such employment is pursuant to this Agreement).

               (ii) Nature and Area of Competition. EMPLOYEE agrees that for the duration of the Noncompetition Period, EMPLOYEE shall not, in the Territory (as defined below), directly or indirectly, (1) serve as an officer, engineer, designer, salesperson, consultant or manager for any Competitive Business (as defined below) or (2) engage in a Competitive Business or a business that utilizes or employs, whether alone or in combination with any technology available from others, any industrial, commercial or intellectual property rights of SMT, including, without limitation, any Proprietary Information. For purposes of this Agreement, "Territory" will mean (i) the entire world, but if such area as determined by a court of competent jurisdiction to be too broad, then it shall mean (ii) the continents of North America, South America, Europe and Asia, but if such area is determined by a court of competent jurisdiction to be too broad, then it shall mean (iii) the continents of North America, South America and Europe, but if such area is determined by a court of competent jurisdiction to be too broad, then it shall mean (iv) the United States of America, Canada and Mexico, but if such area is determined by a court of competent jurisdiction to be too broad, then it shall mean (v) the United States of America, but if such area is determined by a court of competent jurisdiction to be too broad, then it shall mean (vi) any county in which any of Employer's facilities are located or within which Employer conducts business or solicits customers. For purposes of this Agreement, "Competitive Business" means a business which is engaged in or plans within the next six (6) months to engage in the business of selling, repairing, leasing or supporting software or hardware products used in the payment processing industry.

               (iii) Solicitation. EMPLOYEE agrees that during the Noncompetition Period, EMPLOYEE will not directly or indirectly, on behalf of EMPLOYEE or on behalf of any person, firm, partnership, corporation, association or entity:

               Call upon any of the customers of SMT who are such at the time of EMPLOYEE's termination for the purpose of soliciting or providing customers to any Competitive Business;

               Call upon any of the other key employees, consultants or representatives of SMT who are such at the time of EMPLOYEE's termination for the purpose of soliciting or inducing such key employees, consultants or representatives to discontinue their relationship with SMT or to establish a relationship with EMPLOYEE or any Competitive Business; or

               Solicit, divert or take away or attempt to solicit, divert or take away any of the customers, clients, business or patrons of SMT who are such at the time of EMPLOYEE's termination.

               (iv) Accounting for Profits. EMPLOYEE covenants and agrees that, if EMPLOYEE violates any of his covenants or agreements under this Paragraph 9, SMT shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits that EMPLOYEE directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies that SMT is or may be entitled at law, in equity or under this Agreement.

               (v) Reasonableness of Restrictions. EMPLOYEE has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth in this Agreement (including, but not limited to, the time period of restriction and the geographical areas of restriction set forth in this Paragraph 9) are fair and reasonable and are reasonably required for the protection of the interests of SMT, its stockholders, officers, directors and the other employees. Notwithstanding the foregoing, in the event any part of the covenants set forth in this Paragraph 9 shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this

Paragraph 9 relating to time period and/or geographical areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period and/or geographical areas of restriction such court deems reasonable and enforceable, said time period and/or geographical areas of restriction shall be deemed to become and thereafter be the maximum time period and/or geographical areas of restriction that such court deems reasonable and enforceable.

     10. Arbitration. Any controversy arising under or relating to the interpretation or implementation of this Agreement or the breach thereof shall be construed under the laws of the State of Florida and shall be settled by arbitration in the City of Fort Lauderdale, Florida under the rules then obtaining of the American Arbitration Association. The prevailing party shall be entitled to payment for all costs and attorneys' fees (both trial and appellate) incurred by the prevailing party in regard to the proceedings.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                    SMOKY MOUNTAIN TECHNOLOGIES, INC.



ATTEST:                             By: /s/B. Michael Wilson
                                        -----------------------------------
                                           President


-----------------------------
Secretary


WITNESSES:                          EMPLOYEE:



                                    /s/S. M. Howe
------------------------------      -----------------------------------------
                                    STEVE HOWE
------------------------------

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of the 29th day of November, 1997 by and between SMOKY MOUNTAIN TECHNOLOGIES, INC., a North Carolina corporation ("SMT") and BARRY HUFFSTETLER ("Consultant").

                                    RECITALS:

     A. Consultant is an individual experienced in the business in which Novatek Corporation is currently engaged.

     B. SMT desires to enter into this Agreement in order to engage the Consultant to provide the Services (as hereinafter defined), in exchange for the Fee (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, it is mutually agreed and covenanted by and among the parties to this Agreement as follows:

     1. Recitals. The foregoing Recitals are represented by the parties to be true and correct, and are incorporated herein by reference and made a part hereof.

     2. Services. In exchange for the hereinafter described Fee, Consultant hereby agrees to provide support and assistance with regard, including but not limited, to the following services (collectively, the " Services") to SMT, as may be reasonably requested by SMT, beginning on the 1st day of December, 1997 (the "Effective Date"), the Services to all be provided in Coral Springs, Florida at 3773 N.W. 126th Avenue:

          a.   management planning;

          b.   oversight assistance;

          c.   strategic marketing planning;

          d.   merger coordination and transition planning; and

          e. any other service to which the parties may agree to in the future.

The Services shall be provided in a manner deemed reasonably appropriate by Consultant.

     3. Fees. In exchange for receiving up to twenty (20) hours of the Services each week, SMT will pay to Consultant Two Thousand Five Hundred Dollars ($2,500) per week during each week this Agreement is in effect. Consultant shall be paid $125.00 per hour for each hour of Services Consultant provides over 20 hours in any week.


     4.   Term and Termination.

          a.   Term.   The term of this Agreement shall commence on the 1st day
     of December, 1997 and will extend from its Effective Date to the earlier of November 30, 1998 or the date on which the UniComp stock held by Consultant become "registered"; provided however, in no event, may the term end prior to May 31, 1998. "Registered" shall mean that the stock is included in an S-3 filing and the filing is deemed effective.

          b. Termination. (A) Upon the occurrence of one or more of the following events ("Event of Default"), the party not involved in such Event of Default (the "Non-Defaulting Party") may, at its discretion, terminate this Agreement and all rights granted herein, effective upon notice thereof to the party involved in such Event of Default (the "Defaulting Party"):

               i. the Defaulting Party makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct the Defaulting Party's business or affairs, or if the Defaulting Party is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt;

               ii. the Defaulting Party is nationalized or in any other manner controlled, either directly or indirectly, by any government or any agency thereof (the Non-Defaulting Party will have the right to determine unilaterally whether or not the conditions envisaged by this subparagraph exist, and such determination will be final);

               iii. the Defaulting Party fails to pay any past due amount required hereunder within thirty (30) days after written notice thereof is sent to such party, or fails to perform any other covenant, condition, agreement or provision contained herein within thirty (30) days after written notice of such failure is sent to such party; or

               iv. Consultant fails to provide the Services as may be reasonably requested by SMT after written notice to Consultant and Consultant's failure, within thirty (30) days, to then provide the specific Service requested.

          (B)  Upon the death of Consultant this Agreement shall terminate.

          c. Acceleration of Payments. In the event Consultant terminates this Agreement due to an Event of Default by SMT, Consultant may, at his option, require all remaining payments due under this Agreement be paid to Consultant within thirty (30) days of written notice of his election to accelerate the payments.

     5.   Reimbursement of Expenses.    Consultant shall be reimbursed for
all of

Consultant's normal and reasonable expenses of travel and entertainment and other activities incurred on business on behalf of SMT, subject to reasonable documentation of such expense by Consultant.

     6. Relationship of Parties. The relationship of SMT to Consultant will be that of an independent contractor and nothing herein will be deemed to create an employment, partnership or joint venture relationship between the parties hereto. Absent written authorization, neither party nor any of their respective officers, directors, agents or employees of a party will have the authority to enter into contracts in the name of the other party, or will, habitually or occasionally, exercise such power. The parties agree that each will be responsible for the reporting and payment of all income and other taxes for all compensation paid to each hereunder.

      7. Other Business Activities. The parties acknowledge that nothing contained herein will be deemed to prevent or limit Consultant from engaging in any business activities except as may be provided in Paragraph 10 of this Agreement.

     8. Authority. Each party represents and warrants to the other party that it has all necessary power and authority to enter into and perform this Agreement in accordance with the terms hereof.

     9. Compliance with Law. Each party will, at its own expense, comply with all laws, orders and regulations of federal, and municipal authorities, and with any lawful direction of any public officer which will impose any duty upon that party regarding the performance under this Agreement.

     10. Covenants and Restrictions. Consultant agrees to the following covenants and restrictions:

          (a) Nondisclosure of proprietary Information. Consultant recognizes that all information that has been created, discovered, developed or otherwise become known to SMT has a commercial value in SMT's business, including, but not limited to, all inventions, processes, ideas, data, computer programs, developments, designs, marketing plans, customer lists, budgets, projections, new products and other information owned by SMT which is not public information (collectively "Proprietary Information") and is the sole property of SMT and its assigns. At all times, both during the period of the retention by SMT and after termination of that retention, Consultant agrees to keep in the strictest confidence and trust all Proprietary Information. Consultant will not disclose any Proprietary Information without the prior express written consent of SMT.

          (b) Nondisclosure of Third-Party Information. Consultant agrees not to use or disclose to SMT, or assist in the disclosure to SMT of, confidential information belonging to any third parties, including any prior employer(s) of Consultant.

          (c) Return of Documents. Upon the termination of Consultant's access to

SMT's Proprietary Information for any reason, or upon the termination of the retention of Consultant for any reason, Consultant will return to SMT all documents, notes, drawings, specifications, computer programs, data and other materials or copies of such materials containing or relating to any Proprietary Information, that Consultant may have in his possession or control, whether kept at the place of SMT's business, at Consultant's residence or otherwise.

          (d) Covenants of Consultant - Covenant Not to Compete. In consideration of Consultant's retention hereunder, his Fee and the consideration received by Consultant in the merger between Novatek and SMT, Consultant is making the covenants set forth in this Paragraph 9. In recognition of Consultant's acknowledgment that Consultant's services to be rendered to SMT are of a special and unusual character which have a unique value to SMT, loss of which cannot adequately be compensated by damages in any action at law; in view of the unique value to SMT of the services of Consultant for which SMT has retained Consultant and the confidential information to be obtained by or disclosed to Consultant as a Consultant of SMT; and as a material inducement to SMT to retain Consultant and to pay to Consultant the Fee for such Services to be rendered to SMT by Consultant, Consultant covenants and agrees as follows:

               (i) Period of Covenant. The period of this noncompetition covenant (the "Noncompetition Period") shall begin on the date hereof and shall terminate on the six (6) month anniversary following the termination of Consultant's retention with SMT for any reason (whether or not such retention is pursuant to this Agreement).

               (ii) Nature and Area of Competition. Consultant agrees that for the duration of the Noncompetition Period, Consultant shall not, in the Territory (as defined below), directly or indirectly, (1) serve as an officer, engineer, designer, salesperson, consultant or manager for any Competitive Business or (2) engage in a Competitive Business (as defined below), or a business that utilizes or employs, whether alone or in combination with any technology available from others, any industrial, commercial or intellectual property rights of SMT, including, without limitation, any Proprietary Information. For purposes of this Agreement, "Territory" will mean (I) the entire world, but if such area as determined by a court of competent jurisdiction to be too broad, then it shall mean (ii) the continents of North America, South America, Europe and Asia, but if such area is determined by a court of competent jurisdiction to be too broad, then it shall mean (iii) the continents of North America, South America and Europe, but if such area is determined by a court of competent jurisdiction to be too broad, then it shall mean (iv) the United States of America, Canada and Mexico, but if such area is determined by a court of competent jurisdiction to be too broad, then it shall mean (v) the United States of America, but if such area is determined by a court of competent jurisdiction to be too broad, then it shall mean (vi) any county in which any of SMT's facilities are located or within which SMT conducts business or solicits customers. For purposes of this Agreement, "Competitive Business" means a business which is engaged in or plans within the next six(6) months to engage in the business of selling, repairing, leasing or supporting software or hardware products used in the payment processing industry.

               (iii) Solicitation. Consultant agrees that during the Noncompetition

Period, Consultant will not directly or indirectly, on behalf of Consultant or on behalf of any person, firm, partnership, corporation, association or entity:

               Call upon any of the customers of SMT who are such at the time of Consultant's termination for the purpose of soliciting or providing customers to any Competitive Business;

               Call upon any of the other key employees, consultants or representatives of SMT who are such at the time of Consultant's termination for the purpose of soliciting or inducing such key employees, consultants or representatives to discontinue their relationship with SMT or to establish a relationship with Consultant or any Competitive Business; or

               Solicit, divert or take away or attempt to solicit, divert or take away any of the customers, clients, business or patrons of SMT who are such at the time of Consultant's termination.

               (iv) Accounting for Profits Consultant covenants and agrees that, if Consultant violates any of his covenants or agreements under this Paragraph 10, SMT shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits that Consultant directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies that SMT is or may be entitled at law, in equity or under this Agreement.

               (v) Reasonableness of Restrictions. Consultant has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth in this Agreement (including, but not limited to, the time period of restriction and the geographical areas of restriction set forth in this Paragraph 10) are fair and reasonable and are reasonably required for the protection of the interests of SMT, its stockholders, officers, directors and employees. Notwithstanding the foregoing, in the event any part of the covenants set forth in this Paragraph 10 shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this Paragraph 10 relating to time period and/or geographical areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period and/or geographical areas of restriction such court deems reasonable and enforceable, said time period and/or geographical areas of restriction shall be deemed to become and thereafter be the maximum time period and/or geographical areas of restriction that such court deems reasonable and enforceable.

     11. Entire Agreement. This Agreement, together with any other Agreements entered into contemporaneously herewith, constitutes and represents the entire Agreement between the parties hereto and supersedes any prior understandings or agreements, written or oral, between the parties hereto respecting the subject matter herein. This Agreement may only be amended by an agreement in writing executed by the parties hereto. This Agreement will inure to the benefit of and will be binding upon the parties hereto and their respective successors and assigns, subject, however, to the limitations contained herein. The unenforceability, invalidity or illegality of any provision of this Agreement will not render the other provisions unenforceable, invalid or illegal.

      12. Assignment. Neither party may assign any of its rights or obligations under this Agreement.

     13. Waivers. The failure or delay by either party at any time to enforce this Agreement will not affect either party's right to enforce this Agreement at any other time. Any waiver by either party of any breach of any provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement will not be deemed a waiver of any other provision of this Agreement. Notice to or demand on either party in any situation will not entitle either party to any other or further notice or
demand in any other circumstance.      14.  Enforcement Costs.  In any
proceeding brought to enforce or determine rights and/or obligations under this Agreement, the prevailing party will be entitled to recover reasonable attorney's fees, pre-judgment interest at the maximum rate permitted by law, court costs and other expenses incurred at the negotiation, pre-litigation, pre-trial, trial, appellate and post-judgment levels from the non-prevailing party, whether or not taxable as costs, in addition to any other relief to which the prevailing party may be entitled.

     15. Choice of Law and Venue. This Agreement will be construed, interpreted, and enforced in accordance with the substantive law of the State of Florida. Venue for any proceedings arising out of this Agreement will be in Broward County, Florida.

     16. Force Majeure. Neither party will hold the other party responsible for damages or delays in performance caused by acts of God or other events beyond the control of said other party that could not have been reasonably foreseen or prevented. For this purpose, such acts or events will include storms, floods, epidemics, war, riot, strikes, lockouts or other industrial disturbances. In the event such acts or events occur, it is agreed that both parties will use their best efforts to overcome all the effects of such acts and to resume as soon as reasonably possible the timely performance of acts contemplated by this Agreement.

     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     18. Headings. Captions and article or paragraph headings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement nor the intent of any provision hereof.

     19.  Notices.

          a. All notices and other communications under this Agreement will be in writing and will be deemed to have been given three (3) business days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) business day after being entrusted to a reputable commercial overnight delivery service, or when sent by telex or telecopy on a business day addressed to the party to which such notice is directed at its address determined as provided in this Section with customary confirmation of receipt of such telex or telecopy received. All notices and other communications under this Agreement will be given to the parties hereto at the following addresses:

                         if to Consultant, to him at:

                         E. Barry Huffstetler
                         810 Coral Ridge Drive
                         Apartment 201
                         Coral Springs, FL  33065
                         with a copy to:

                         Dennis D. Smith, Esq.
                         Tripp, Scott, Conklin & Smith
                         110 S.E. 6th Street
                         Fort Lauderdale, FL 33301
                         Telephone:  (954) 525-7500
                         Facsimile:  (954) 761-8475

                         if to SMT, to it at:

                         112-B Highway 64 West
                         Murphy, North Carolina 28906
                         Attn: B. Michael Wilson

                         with a copy to:

                         Womble Carlyle Sandridge & Rice, PLLC
                         3300 One First Union Center
                         301 South College Street
                         Charlotte, North Carolina 28202
                         Attn: Cyrus M. Johnson, Esq.
                         Telephone:  (704) 331-4923
                         Facsimile:  (704) 338-7809

          b. Any party hereto may change the address to which notices will be directed under this Agreement by giving ten (10) days written notice of such change to the other party.

     IN WITNESS WHEREOF, the parties have hereunto set their hands on the day and year first above written.

                                      Smoky Mountain Technologies, Inc.


/s/E. Barry Huffstetler               By:     /s/B. Michael Wilson
----------------------------              ----------------------------------
E. Barry Huffstetler
                                      Name:          B. Michael Wilson
                                           ---------------------------------

                                      Title:             President
                                            --------------------------------

                                    EXHIBIT B

              LEGAL OPINION OF COUNSEL TO SHAREHOLDERS AND NOVATEK

                              November 26, 1997


UniComp, Inc.
1850 Parkway Place
Suite 925
Marietta, Georgia  30067

Smoky Mountain Technologies, Inc.
112-B Highway 64 West
Murphy, North Carolina  28906

Ladies and Gentlemen:

     We have acted as counsel to Novatek Corporation, a Delaware corporation (the "COMPANY"), Sun and Sky Development Corporation, a Florida corporation ("S&S") and their stockholders (collectively, the "STOCKHOLDERS"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization (the "Agreement") dated as of November 26, 1997 among UniComp, Inc. ("Unicomp"), Smoky Mountain Technologies, Inc. ("SMT"), the COMPANY, S&S and the STOCKHOLDERS.

     This opinion is being delivered to you pursuant to the Agreement and is being given at the request of and with the consent of the COMPANY, S&S and the STOCKHOLDERS. All capitalized terms used herein, unless expressly defined herein, shall have the meanings ascribed to such terms in the Agreement.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Agreement, and such other documents, records, certificates and instruments and such corporate and public proceedings and related records as we deemed to be necessary in order to permit us to render the opinions hereinafter expressed. Where factual matters material to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, upon representations of executive officers and responsible employees and agents of the COMPANY and S&S, and upon such other data as we deemed to be appropriate under the circumstances. We also wish to advise you that when in the following opinion we have made statements to our "knowledge" we shall mean (with respect to matters of fact), that after an examination of documents made available to us by the COMPANY and S&S after inquiry of officers of the COMPANY and S&S but without any judgment or litigation searches or any other independent factual investigation, we have no reason to believe that such statements are factually incorrect. Statements made to our "knowledge" shall furthermore refer only to then current actual knowledge of attorneys of our firm who have given substantive attention to the transaction that is the subject of this opinion.

     Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

November 26, 1997
Page 2


     1. S&S is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Based solely on the certificate of good standing from the state of Delaware, the COMPANY is in good standing under the laws of the state of Delaware.

     2. To our knowledge, each of the COMPANY and S&S has the required authorities and permits to carry on its business as currently existing, except where the failure to be so qualified or have such authorities and permits would not have a material adverse effect on the COMPANY or S&S.

     3. To our knowledge, the authorized capital stock of the COMPANY consists of 1,000 shares of common stock, $0.01 par value and 1,000 shares of such shares of common stock are outstanding on the date hereof. To our knowledge, each share of such stock has been duly authorized and validly issued, and, to our knowledge, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any STOCKHOLDER. To our knowledge, the authorized capital stock of S&S consists of 1,000 shares of common stock, no par value and 1,000 shares of such shares of common stock are outstanding on the date hereof. To our knowledge, each share of such stock has been duly authorized and validly issued, and, to our knowledge, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any STOCKHOLDER. To our knowledge, all issued and outstanding shares of the capital stock of the COMPANY and S&S are owned beneficially and of record by the STOCKHOLDERS.

     4. To our knowledge, neither the COMPANY nor S&S has any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock other than the two letter agreements with Riad Alakkam and Joseph Ganci.

     5. The Agreement has been duly authorized, executed and delivered by each of the COMPANY, S&S and the STOCKHOLDERS and constitutes a valid and binding obligation of the COMPANY, S&S and the STOCKHOLDERS, enforceable against the COMPANY, S&S and the STOCKHOLDERS in accordance with its terms.

     Our opinion concerning the validity, binding effect and enforceability of the Agreement means that: (a) the Agreement constitutes an effective contract under applicable law; (b) the Agreement is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense; and (c) subject to the last sentence of this paragraph 5, some remedy is available if the COMPANY, S&S or the STOCKHOLDERS are in default under the Agreement. This opinion does not mean that: (a) any particular remedy is available upon a material default or (b) every provision of the Agreement will be upheld or enforced in any or each circumstance by a court. Furthermore, the enforceability of the Agreement may be limited or otherwise affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar statutes, rules, regulations or other laws affecting the enforcement of creditor's rights generality; and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of equitable principles or a requirement as to commercial reasonableness, unconscionability or good faith. No opinion is expressed as to the enforceability of the non-competition provisions included in the Agreement.

November 26, 1997
Page 3


     6. To our knowledge, neither the COMPANY nor S&S are in violation of any order issued by any court or agency (wherever located), and to our knowledge there are no claims, actions, suits or proceedings pending, or threatened against or affecting the COMPANY or S&S, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, except in either case, where such violations claims, actions, suits or proceedings, either singly or in the aggregate, would not have a material adverse effect on the COMPANY or S&S.

     7. To our knowledge, neither the COMPANY nor S&S are in default, and neither have received any notice of default, under any of its material contracts or material agreements, except where such defaults, either singly or in the aggregate, would not have a material adverse effect on the COMPANY or S&S.

     8. To our knowledge, no notice of, consent, authorization, approval or order of any court or governmental agency or body or, to our knowledge (and with the exception of contracts with customers and suppliers and lease contracts for automobiles, as to which no opinion is rendered), any other party to a material contract is required in connection with the execution, delivery or consummation of the Agreement by any of the COMPANY, S&S or the STOCKHOLDERS except for such notices, consents, authorizations, approvals or orders as have already been made or obtained or which have been disclosed as necessary and may not have yet been received.

     9. The execution of the Agreement and the performance by the COMPANY AND S&S and the STOCKHOLDERS party thereto of their respective obligations thereunder do not violate any of the terms or provisions of the Articles of Incorporation or the By-laws of the COMPANY OR S&S and will not result in any breach of or default under any lease, instrument, license, permit or any other material contract, except (i) to the extent specifically set forth on a Schedule to the Agreement; or (ii) where such breaches or defaults, either singly or in the aggregate, would not have a material adverse effect on the COMPANY or S&S.

     We render the foregoing opinions as members of the Bar of the State of Florida and express no opinion as to laws other than the laws of such jurisdiction and the federal laws of the United States of America.

     Additionally, the opinions of the firm expressed herein are subject to the following assumptions listed below:

     (a) The legality, validity, binding effect and enforceability as to each person other than the COMPANY, S&S and the STOCKHOLDERS or persons acting on behalf of any of them of each document executed and delivered or to be executed and delivered and of each other act done or to be done by such person;

November 26, 1997
Page 4


     (b) That there have been no undisclosed modifications of any provision of any document reviewed by the firm in connection with the rendering of this opinion, and no undisclosed prior waiver of any right or remedy contained in any documents;

     (c) The genuineness of each signature other than that of the COMPANY, S&S and the STOCKHOLDERS or any person acting on behalf of any of them, the completeness of each document submitted to this firm, the authenticity of each document reviewed by this firm as an original, the conformity to the original of each document reviewed by this firm as a copy and the authenticity of the original of each document received by this firm as a copy;

     (d) The truthfulness of each statement as to all factual matters otherwise not known to this firm to be untruthful contained in any document encompassed within the due diligence review undertaken by this firm;

     (e) The accuracy on the date of the opinion as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such government certification;

     (f) Unicomp and SMT have acted in good faith and have complied with all laws applicable to them that affect the transaction;

     (g) The transaction complies with all tests of good faith, fairness and conscionability required by law;

     (h) With respect to paragraph 5, routine procedural matters such as service of process or qualification to do business in relevant jurisdictions will be satisfied by the person seeking to enforce the applicable agreement;

     (i) All statutes, judicial and administrative decisions, and the rules and regulations of governmental agencies, constituting the law for which the firm is assuming responsibility are published (e.g., reported court decisions and specialized reporting services of BNA, CCH and Prentice-Hall) or otherwise generally accessible (e.g., Lexis and Westlaw), in each case in a manner generally available (i.e., in terms of access and distribution following publication) to lawyers practicing in the State of Florida;

     (j) With respect to paragraph 8 hereof, no action, discretionary or otherwise, will be taken by or on behalf of the COMPANY, S&S and the STOCKHOLDERS in the future that might result in a violation of law;

     (k) There are no other agreements or understandings among the parties that would modify the terms of the transactions, documents or respective rights or obligations of the parties to those documents;

     (l) With respect to the transaction and the transaction documents, there have been no mutual mistakes of fact and there exists no fraud or duress; and

November 26, 1997
Page 5


     (m) The constitutionality and validity of all relevant laws or regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

     This opinion is rendered as of the date hereof; we expressly disclaim any obligation to update any matter in this opinion or advise you of any matters which may come to our attention subsequent to the date hereof.

     This letter is furnished by us as counsel for the COMPANY, S&S and the STOCKHOLDERS and solely for your benefit, and is rendered solely in connection with the transaction to which this opinion relates. This opinion may only be relied upon in connection with this transaction and may not be relied upon by anyone else.


                                   Very truly yours,

                                   TRIPP, SCOTT, CONKLIN & SMITH, P.A.



                                   /s/Dennis D. Smith

                                    EXHIBIT C

                       LEGAL OPINION OF COUNSEL TO UNICOMP

                                December 12, 1997



Shareholders of Novatek Corporation
Shareholders of Sun and Sky Development Corporation
Attn: E. Betty Huffstetler
810 Carl Ridge Drive, Apartment 201
Coral Springs, Florida  33065

     Re: Agreement and Plan of Reorganization by and among UniComp, Inc., Smoky Mountain Technologies, Inc., Novatek Corporation, its Shareholders, Sun and Sky Development Corporation and its Shareholders, dated November 29, 1997

Ladies and Gentlemen:

          We have acted as counsel to UniComp, Inc., a Colorado corporation (the "Company"), in connection with the execution and delivery of the Agreement and Plan of Reorganization by and among UniComp, Inc., Smoky Mountain Technologies, Inc., Novatek Corporation, its Shareholders, Sun and Sky Development Corporation and its Shareholders, dated November 29, 1997 (the "Agreement"). This opinion, which is effective as of November 30, 1997, is being rendered and delivered pursuant to Section 9.5 of the Agreement. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the same meanings given them in the Agreement.

          We have examined a copy of the Agreement and have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion, and in the course thereof, we have examined, among other things, originals or copies identified to our satisfaction as being true copies, of those corporate records, certificates, documents and other instruments which, in our judgment, we considered necessary or appropriate to enable us to render the opinion expressed below.

          For these purposes, with respect to certain factual matters we have relied, without independent investigation, upon certificates provided by public officials and by officers of the Company. We have assumed the correctness of all factual matters set forth in the certificates, the genuineness of all signatures set forth in the certificates, the genuineness of all signatures (other than the signatures of the officers of the Company), the authenticity of all documents submitted to us as originals, the conformity to the original documents of documents submitted to us as certified, conformed or photostatic copies thereof, and the authenticity of the originals from which copies were made.

Shareholders of Novatek Corporation
Shareholders of Sun and Sky Development Corporation
Attn: E. Betty Huffstetler
December 12, 1997
Page 2


          As used herein, the phrase "to our knowledge" means to the actual knowledge of the lawyers at our firm who have performed work for the Company and who are still with the firm. We have assumed the due authorization, execution and delivery by all parties other than the Company and each of its subsidiaries, as the case may be, of all documents referred to herein, the enforceability of such documents against such parties in accordance with their respective terms, and that the performance by such parties of the actions required or contemplated thereby are within their powers and are in compliance with all laws and regulations to which they are subject. Further, we have assumed the due execution and delivery of all certificates representing shares of common stock of the Company.

          We are licensed to practice law in the states of Utah and Colorado therefore, except as set forth below, our opinion is limited to the internal laws of such states, and United States federal law, and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction. In rendering the opinions expressed below with regard to matters of state corporate law of Georgia, we have assumed with your permission, that the corporate laws of such state is identical to the laws of the State of Utah.

          On the basis of the foregoing, and subject to the additional assumptions, qualifications and limitations set forth herein, we are of the opinion that:

          1. The Company is a corporation duly incorporated and validly existing under the laws of the state of Colorado.

          2. Based solely on the certificate of good standing from the State of Georgia, the Company is in good standing under the laws of the State of Georgia.

          3. The Company has the corporate power and authority to enter, execute, deliver and perform the Agreement and to consummate the transactions contemplated by the Agreement. The Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer, or other similar laws relating to or affecting the rights of creditors generally.

          4. Based solely upon our actual knowledge and with no inquiry outside our law firm, the execution and delivery by the Company will not (a) result in any violation of the Company's Articles of Incorporation or Bylaws (as currently in effect); or (b) materially conflict with or constitute a material violation of any statute, judgment, order, decree or regulation of any court, administrative agency, governmental authority or arbitrator applicable to or relating to the Company.

Shareholders of Novatek Corporation
Shareholders of Sun and Sky Development Corporation
Attn: E. Betty Huffstetler
December 12, 1997
Page 3


          5. No consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency is required in connection with the valid execution and delivery by the Company of the Agreement or the consummation by the Company of the transaction contemplated in the Agreement.

          6. The shares of common stock of the Company to be issued to the Shareholders of Novatek Corporation and the Shareholders of Sun and Sky Development Corporation at Closing, upon issuance, delivery and exchange therefor in the manner described in the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          The opinions set forth above are effective as of the date hereof and are subject to change and qualification by reason of change of law and circumstances, lapse of time and other matters. We express no opinion as to rights, obligations or other matters subsequent to the date hereof, and we assume no obligation to advise you or any other person or entity of any changes to our opinion subsequent to the date hereof. This opinion is being furnished to you solely for your information in connection with this transaction and is not to be used, circulated, filed, quoted from or otherwise referred to or relied upon by any other person or for any other purpose.

                              Very truly yours,

                              SNELL & WILMER, L.L.P.